Sub-Item 77Q1(a): Copies of Material Amendments to the Trust's
Declaration of Trust or By-laws
Amendment No. 56 dated May 20, 2010 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(57) to Post-Effective Amendment No. 249 to the Registrant's Registration Statement on Form N-1A filed with the
Securities and Exchange Commission on June 30, 2010 (Accession No. 0000950123-10-062676).

Amendment No. 57 dated June 17, 2010 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(58) to Post-Effective Amendment No. 249 to the Registrant's Registration Statement on Form N-1A filed with the
Securities and Exchange Commission on June 30, 2010 (Accession No. 0000950123-10-062676).